Exhibit 10c(22)
SELECTED EXECUTIVES
SUPPLEMENTAL DEFERRED COMPENSATION PROGRAM AGREEMENT

THIS AGREEMENT is made this the _____ day of August, 1996, between CAROLINA POWER & LIGHT COMPANY, a North Carolina corporation (hereinafter the “Company”), and CLAYTON S. HINNANT a key management employee of the Company (hereinafter called the “Participant”).

WHEREAS, the Board of Directors of the Company has approved an additional deferred compensation program for the purpose of attracting and retaining outstanding key management personnel as employees of the Company; and

WHEREAS, the Participant shall be eligible to receive additional deferred compensation if all conditions described in this Agreement are met.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Participant agree as follows:

1.   Amount of Award. If the Participant terminates employment with the Company before attaining age sixty, the Participant will not be entitled to receive any deferred compensation under this Agreement. If the Participant remains employed with the Company until or beyond age sixty, the Participant will be entitled to receive a deferred compensation award that shall become payable in accordance with the table set forth in Exhibit A to this Agreement, based on the age of the Participant while the Participant remains employed with the Company. The amount of any deferred compensation award as determined in accordance with this Section 1 is hereafter referred to as the “Deferral Award”. Notwithstanding the above, if the Participant terminates employment voluntarily or involuntarily before age sixty, upon management’s recommendation the Personnel, Executive Development & Compensation Committee of the Board of Directors (hereinafter the “Committee”), in their sole discretion, may grant the Participant a deferred compensation award in some smaller amount as they deem appropriate considering the Participant’s performance of duties for the Company and other factors regarding the best interest of the Company.

2.   Payment. Any Deferral Award that the Participant is entitled to receive will be paid after the Participant leaves the employment of the Company for any reason. If the Deferral Award is paid before the Participant has met the requirements for normal or early retirement under the Company’s Supplemental Retirement Plan (hereinafter “Retirement”), the Deferral Award shall be paid in a single lump sum within thirty days after the Participant leaves the employment of the Company. If the Deferral Award is paid after the Participant’s Retirement, the Deferral Award shall be paid in sixty equal monthly installments as specified in Exhibit A, or if a timely election is made, the Participant shall be paid in a single lump sum. The Participant must exercise the option to receive payment of the Deferral Award after retirement in a single lump sum by completing and signing the form attached to this Agreement as Exhibit B, and submitting it to the Company’s senior vice president responsible for Human Resources before the Participant’s fifty-eighth birthday. Once elected, the option to receive payment of the Deferral Award after retirement in a single lump sum can be revoked by written notice to the Company’s senior vice president responsible for Human Resources at any time before the Participant’s fifty-eighth birthday. The option to receive payment of the Deferral Award in a single lump sum payment after retirement cannot be elected or revoked after the Participant’s fifty-eighth birthday.

3.  Taxes. All FICA taxes shall be paid by the Company in accordance with applicable laws, rules and regulations. If any Deferral Award is paid to the Participant, the Company shall withhold any other federal and state income and payroll taxes as required by law.

4.  Death of Participant. In the event that the Participant dies after the Participant’s sixtieth birthday, but before the Deferral Award is fully paid, any unpaid amounts in the Participant’s account will be paid in a lump sum to any beneficiary or beneficiaries that are designated by the Participant (the “Designated Beneficiary”). The form attached to this Agreement as Exhibit C shall be completed, signed, and sent to Company’s senior vice president responsible for Human Resources within thirty days from the date of this Agreement. The Participant may change the Designated Beneficiary at any time by submitting a new beneficiary designation form. If at any time the Participant has not designated a beneficiary, or if the beneficiary predeceases the Participant, payment of any vest Deferral Award will be made to the Participant’s estate.

5.  Deferral Award Accounting. A ledger account shall be established by the Company to track the balance of the Participant’s Deferral Award. The account will be charged with any payments made to the Participant or the Participant’s Designated Beneficiary. The actual Deferral Award payable to the Participant, if any, will be determined as of the date that the Deferral Award becomes payable. Any Deferral Award that becomes payable shall be paid from the general assets of the Company. No special fund or trust has been established for paying the Deferral Award. Neither the Participant nor the Designated Beneficiary shall have any interest in any specific assets of the Company, but shall only be entitled to receive the benefits described in this Agreement.

6.   Non-Alienation of Benefits. The Participant’s right to receive the benefits described in this Agreement shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefits hereunder shall be void.

7.   Reservation of Rights. Nothing in this Agreement shall in any way limit the right of the Company to terminate the Participant’s employment at any time, with or without cause, or at will.

8.   Non-Competition. During the period of five years following the termination of the employment of the Participant if the Participant is entitled to a Deferral Award, the Participant will not, without the Committee’s prior written consent, directly or indirectly engage as an employee, consultant, or in any other capacity in any business activities: (a) which compete with the Company or any of it’s subsidiaries business; (b) which relate to the production or delivery of electricity in the Company’s service area or any immediate surrounding area; or (c)  for any wholesale customer or any general service retail customer for whom the Company has produced or delivered electricity or to whom it may present a proposal or otherwise negotiate to provide such services. Participant shall submit any request for such consent to the Company’s senior vice president responsible for Human Resources.

9.   Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of North Carolina, without regard to any conflicts of laws provisions that might require the application of the laws of any other state or jurisdiction.

10.     Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and the Participant with respect to the subject matter hereof, and no representations, promises, agreements, or understandings with regard to the payment of Deferral Award, whether written or oral, not contained herein shall be of any force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CAROLINA POWER & LIGHT COMPANY                    PARTICIPANT

By: _______________________________        ________________________________

Title:______________________________

EXHIBIT B

SELECTED EXECUTIVES SUPPLEMENTAL DEFERRED COMPENSATION
PROGRAM AGREEMENT

EXERCISE OF OPTION
FOR
LUMP SUM PAYMENT

As provided in my Selected Executives Supplemental Deferred Compensation Program Agreement with Carolina Power & Light Company dated August ____, 1996, in the event that a Deferral Award is paid to me after my retirement from Carolina Power & Light Company, I hereby exercise my option to receive payment of the Deferral Award in a single lump sum.

DATE: ___________________

SIGNATURE OF PARTICIPANT:____________________________________

EXHIBIT A

SELECTED EXECUTIVES SUPPLEMENTAL DEFERRED COMPENSATION
PROGRAM AGREEMENT

DEFERRAL AWARD TABLE

Target Benefit: $750,000

If the Participant continues his employment with the Company until or beyond age sixty, the Participant’s Deferral Award pursuant to the Agreement shall be as follows:

Ages	Deferral Award	Annual Amounts (payable for 5 years)
51-59	$0
60	421,000	97,000
61	473,000	109,000
62	531,000	122,000
63	595,000	137,000
64	668,000	154,000
65	750,000	173,000

The amount of the Deferral Award shall be equal to the amount specified above on the Participant’s birthday for the ages specified above. The Deferral Award amount shall not be prorated between birthdays. The amount of the Deferral Award shall not increase after the Participant’s sixty-fifth birthday.

EXHIBIT C

DESIGNATION OF BENEFICIARY
SELECTED EXECUTIVES SUPPLEMENTAL DEFERRED COMPENSATION
PROGRAM AGREEMENT
WITH
CAROLINA POWER & LIGHT COMPANY

As provided in my Selected Executives Supplemental Deferred Compensation Program Agreement with Carolina Power & Light Company dated August ____, 1996, I hereby designate the following person(s) as my “Designated Beneficiary”, with respect to any Deferral Award that becomes payable.

PRIMARY BENEFICIARY:

_________________________________

_________________________________

_________________________________

CONTINGENT BENEFICIARY:

_________________________________

_________________________________

_________________________________

Any and all prior designations of one or more beneficiaries under my Selected Executives Supplemental Deferred Compensation Program Agreement with Carolina Power & Light Company are hereby revoked and superseded by this designation, I understand that the Designated Beneficiary named above may be changed or revoked by me at any time by filing a new designation in writing with the Company’s senior vice president responsible for Human Resources.

DATE: ________________________

SIGNATURE OF PARTICIPANT: __________________________________

The Participant named above executed this document in my presence.

WITNESS: ______________________________  WITNESS: ______________________________